UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2012

(Exact Name of Registrant as Specified in Charter)

OHIO	001-11302	34-6542451
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02. Compensatory Arrangements of Certain Officers

On March 8, 2012, KeyCorp (“Key”) entered into change of control agreements with its named executive officers, which amend and supersede Key’s previous change of control agreements with such officers. A form of the agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference (hereinafter the form of agreement is referred to as the “Agreement”).

Under the Agreement, change of control benefits become payable only when there has been (i) a change of control, and (ii) the executive’s employment with Key is terminated within the two-year period following the change of control. An executive may voluntarily terminate his or her employment with Key during this 2-year period, but only under conditions that constitute a “good reason” termination as that term is defined in accordance with the requirements of Section 409A of the Internal Revenue Code.

The Agreement contains clawback provisions that require either the forfeiture or repayment of payments and benefits provided to the executive under the Agreement if the executive engages in any “Harmful Activity” within 12 months following his or her or termination from Key.

Section 8 – Other Events

Item 8.01 Other Events

On March 6, 2012, at the request of Henry L. Meyer, Key amended its 2011 Letter Agreement with Mr. Meyer to allow him to end his employment as a non-executive employee with Key and to begin his retirement on March 7, 2012 (the “Amended Meyer Letter Agreement”). The Amended Meyer Letter Agreement is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

10.1	Form of Change of Control Agreement (Tier 1 named executive officers)

99.1	Amended Meyer Letter Agreement, dated March 6, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP
(Registrant)

/s/ Paul N. Harris
Date: March 8, 2012	By: Paul N. Harris
Secretary and General Counsel

Index to Exhibits
Exhibit Number	Description

10.1	Form of Change of Control Agreement (Tier 1 named executive officers)

99.1	Amended Meyer Letter Agreement, dated March 6, 2012